CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Form S-1 of Applied UV, Inc. of our audit report dated January 21, 2021, relating to our audits of the financial statements of Akida Holdings, LLC for the years ended September 30, 2020 and 2019.

/s/ Assurance Dimensions, Inc.

Assurance Dimensions

Jacksonville, FL

November 23, 2021